UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2010

URBAN OUTFITTERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	000-22754	23-2003332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 South Broad St, Philadelphia PA	19112-1495
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 454-5500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 18, 2010, Urban Outfitters, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the shareholders (i) elected both of the Company’s nominees for Class I Director to serve a term initially expiring at the Annual Meeting of Shareholders in 2013, (ii) re-approved the Urban Outfitters Executive Incentive Plan, and (iii) voted against the shareholder proposal that would have required a new report on policies for vendor conduct. The results of the voting were as follows:

1. Proposal No. 1: Election of Directors.

Directors	For	Withheld
Scott A. Belair	94,318,983	56,281,381
Robert H. Strouse	92,013,346	58,587,018

2. Proposal No. 2: Re-approval of the Urban Outfitters Executive Incentive Plan.

For	Against	Abstain	Broker Non-Vote
122,769,467	27,526,909	258,828	45,277

3. Proposal No. 3: Shareholder proposal requiring a new report on policies for vendor conduct.

For	Against	Abstain	Broker Non-Vote
30,421,461	97,235,216	22,940,803	3,001

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN OUTFITTERS, INC.

Date: May 21, 2010	By:	/s/ Glen T. Senk
Glen T. Senk
Chief Executive Officer